Exhibit 99.1

EnerSys Announces Preliminary Non-Cash Intangible Impairment Charge
Reading, PA, USA, March 13, 2015 -- EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today that it expects to record a fourth quarter non-cash goodwill impairment charge of approximately $25 million to reduce the carrying value of the Company's goodwill, which had a book value of $403 million at December 28, 2014.
The reasons for the charge are certain reporting units in the Americas have been negatively impacted by the slowdown in the enclosure business resulting from lower capital spending by a major customer in the telecommunications market and the cancellation of certain programs with a major contractor serving the aerospace and defense markets.
The Company is finalizing its annual goodwill impairment testing, which commenced on the first day of the fourth quarter of fiscal 2015, which was December 29, 2014, and estimates that the charge is expected to be approximately $25 million, with minimal expected tax benefit. Upon completion of the annual goodwill impairment testing, the final charge will be recorded and reported in the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2015.
The impact on the Company's reported net earnings per diluted share as a result of this charge is expected to be approximately $0.54 per share. The guidance for non-GAAP adjusted net earnings per diluted share for the fourth quarter issued in the Company's press release on February 4, 2015 remains unchanged. That guidance was $1.10 to $1.14 and excluded highlighted charges. This impairment charge is also excluded from the guidance.
While the goodwill impairment charge will reduce the Company's reported results under US GAAP, it will be non-cash in nature and will not affect the Company’s liquidity, cash flows from operating activities and debt covenants, nor will it have any impact on future operations.
 A description of the Company’s accounting policies and practices related to goodwill and other intangible assets can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and Quarterly Report on Form 10-Q for the fiscal period ended December 28, 2014.
For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040; Web site: www.enersys.com.
EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide.  Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles.  Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems.  Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers.  The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this press release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ annual goodwill impairment testing for fiscal 2015, earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to its annual goodwill impairment testing for fiscal 2015, as well as statements expressing optimism or pessimism about future operating results or benefits, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Forward-Looking Statements," set forth in EnerSys’ Quarterly Report on Form 10-Q for the fiscal period ended December 28, 2014. No undue reliance should be placed on any forward-looking statements.